Exhibit 10.1

Class "A" Preferred Stock Purchase Agreement
This Class "A" Preferred Stock Purchase Agreement (the "Agreement") is made as of _________ __, 2015, by and between Mexico Sales Made Easy, Inc. ("Seller"), and _____________________., a Nevada Corporation ("Purchaser").
AGREEMENT
NOW THEREFORE, the undersigned agree as follows:
1.            Sale of Stock.  Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Seller will sell to Purchaser, and Purchaser agrees to purchase from Seller, ___________ shares (the "Shares") of the Class "A" Preferred Stock of Mexico Sales Made Easy, Inc. (the "Company") at a purchase price of $0.002 per share for a total purchase price of $__________.
2.            Purchase.  The purchase and sale of the Shares under this Agreement shall occur at the time of execution of this Agreement by the parties or on such other date as Seller and Purchaser shall agree (the "Purchase Date").
3.            Representations and Warranties of the Purchaser.  In connection with the purchase of the Shares, Purchaser represents to Seller and understands that Seller is relying upon the following:
a)            Authorization.  This Agreement constitutes such Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

b)            Purchase Entirely for Own Account.  Such Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company that the Securities will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Securities.  Such Purchaser represents that it has full power and authority to enter into this Agreement.

c)            Disclosure of Information.  Such Purchaser acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.  Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

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d)            Investment Experience.  Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  If other than an individual, such Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

e)            Accredited Investor.  Such Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.
g)            Restricted Securities.  Such Purchaser understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.  Such Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Purchaser acknowledges and understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and must be held indefinitely unless they are subsequently registered under the Act and/or applicable state securities laws, or exemptions from such registration are available.  The Company has not made any representation, warranties, or covenants regarding the registration of the Shares or exemption under the Act. Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale.  Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

h)            Legends. Purchaser understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefore shall bear the following legend, or one substantially similar thereto, which Purchaser has read and understands:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE ACT) AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY."

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In addition, the certificates representing the Shares, and any and all securities issued in replacement thereof or in exchange therefore, shall bear such legend as may be required by the securities laws of the state in which Purchaser resides.

i)            Because of the restrictions imposed on resale, Purchaser understands that the Company shall have the right to note stop-transfer instructions in the stock transfer records. Any sales, transfers, or any other dispositions of the Shares by Purchaser, if any, will be in compliance with the Act.

 j)            Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
4.            Dispute Resolution.
                          a)Binding Arbitration.  Any claim or dispute arising out of the terms, provisions or performance of this Agreement shall be resolved only by binding arbitration, which shall result in a final, binding and non-appealable ruling, as set forth below, with the exception of good faith and necessary applications for injunctive relief, which are the only matters that may be submitted to the courts.

The following procedural rules shall apply and shall be strictly adhered to.  Written demand for arbitration shall be served on the other party and the proposed arbitrator.  The arbitration hearing will be scheduled by the arbitrator immediately, and held within 30 days of demand, or acceptance by the arbitrator of the matter, whichever occurs last, unless otherwise agreed to, in writing, by the parties.  Immediately upon acceptance of the matter, the arbitrator shall submit to the parties a briefing schedule.  The arbitrator shall limit presentation of evidence and argument to no more than eight hours, and shall have the final ruling served on the parties no more than 48 hours after conclusion of the hearing, unless otherwise agreed to in writing by the parties.

Discovery shall be allowed only as specifically directed by the arbitrator, and in such a manner as to avoid delay of the time periods set forth herein.

                          b)            Attorney Fees.  If any action is commenced to enforce or interpret this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy it may obtain or be awarded, as long as he has voluntarily complied with the arbitration provision set forth hereinabove.  If such a prevailing party has refused or failed to participate in the above-described arbitration process, by, without limitation, non-compliance with the stated time requirements (except as modified by the parties in writing), initially filing an action in some other forum (except as provided for hereinabove), or otherwise, then he shall not be entitled to attorneys fees or costs even if he is the prevailing party in any action arising out of the terms of this Agreement.  Further, any attempt to file in some other forum may be opposed by the responding party by a motion to compel arbitration, or other relevant motion. In the arbitration proceeding, the "prevailing party" shall mean the party determined by the court to most nearly prevail and not necessarily the party in whose favor a judgment is rendered.

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5.            Miscellaneous.
a)            Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
b)            Entire Agreement; Enforcement of Rights.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
c)            Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
d)            Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
e)            Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or as subsequently modified by written notice.
f)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
g)            Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Seller's successors and assigns.  The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Seller.

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h)            California Corporate Securities Law.  the sale of the securities which are the subject of this agreement has not been qualified with the commissioner of corporations of the state of california and the issuance of the securities or the payment or receipt of any part of the consideration therefor prior to the qualification is unlawful, unless the sale of securities is exempt from qualification by section 25100, 25102 or 25105 of the california corporations code.  the rights of all parties to this agreement are expressly conditioned upon the qualification being obtained, unless the sale is so exempt.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
PURCHASER:	SELLER:

By: Name: A Nevada Corporation Address: Tax ID#	By: /s/ Sandro Piancone Mexico Sales Made Easy, Inc. Sandro Piancone, President Address:

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